Exhibit 99.1

FOR IMMEDIATE RELEASE

BP AND VERENIUM ANNOUNCE PIVOTAL BIOFUELS AGREEMENT

- BP to acquire Verenium’s cellulosic biofuels business, including Jennings, San Diego facilities -

- Verenium to receive $98.3 million and retain its commercial enzyme business including validated technology platform to apply to all business segments including biofuels -

July 15, 2010 – BP and Verenium Corporation (NASDAQ: VRNM) today announced an agreement for BP Biofuels North America to acquire Verenium’s cellulosic biofuels business, including the Company’s facilities in Jennings, LA and San Diego, CA for $98.3 million. Verenium will retain its commercial enzyme business, including its biofuels enzymes products and have the right to develop its own lignocellulosic enzyme program. Verenium will also retain select R&D capabilities, as well as rights to access select biofuels technology developed by BP using the technology it is acquiring from Verenium through this agreement.

“We are very pleased that our strategic development partnership with BP has successfully advanced our cellulosic ethanol technology to the cusp of commercialization,” said Carlos A. Riva, President and Chief Executive Officer at Verenium. “We believe that BP is the right company to make the investment needed to carry this forward and expedite the commercialization of the technology.”

“This agreement should give both companies the flexibility to pursue the growth opportunities in the respective businesses and achieve goals in the near-term. As a result of this transaction, Verenium will have the resources to grow our commercial enzyme business while maintaining strategic access to the emerging cellulosic ethanol market in a manner that better fits our resources,” added Riva.

“This acquisition demonstrates BP’s intent to be a leader in the cellulosic biofuels industry in the U.S. and positions us as one of the few global companies with an integrated end-to-end capability, from R&D through commercialization to distribution and blending,” said Philip New, CEO of BP Biofuels. “Our partnership with Verenium has been very fruitful, enabling the companies to develop a leading cellulosic ethanol technology package, driven forward by the skills and expertise of people from both companies. By acquiring Verenium’s cellulosic biofuels technologies, BP Biofuels should be well placed to accelerate the delivery of low cost, low carbon, sustainable biofuels, at scale.”

The major terms of this agreement include:

BP will acquire the following:

•	Jennings, LA facilities, including the pilot plant and the demonstration-scale facility as well as the San Diego, CA R&D facilities;

•	Cellulosic biofuels technology and related IP; and

•	Cellulosic enzyme technology and related IP.

In addition, BP would retain scientists and technologists needed to continue the biofuels development program.

Verenium will retain / receive the following:

•	The core commercial enzyme business, including the personnel and supporting technology required to develop the business, including for applications in the biofuels segment;

•	$98.3 million payment from BP;

•	$10.8 million in cash (currently restricted) to be released upon assignment of its lease for the San Diego facility to BP;

•	The ability to access select biofuels products developed by BP using the technology it is acquiring from Verenium; and

•	The ability to transition out of the San Diego, CA facility over the next two years.

BP will become the sole investor in Vercipia Biofuels, a 50-50 joint venture formed by BP and Verenium in February 2009, and will independently manage all of Vercipia’s activities going forward. Similarly, Galaxy Biofuels, a 50-50 joint development company owned by BP and Verenium, will be owned 100% by BP. This transaction is expected to close in the third quarter of 2010.

UBS Investment Bank acted as financial advisor to Verenium in connection with the transaction. DLA Piper LLP (US) served as legal advisor to BP. Cooley LLP served as legal advisor to Verenium.

Conference Call

Verenium will host a conference call with live webcast at 10:00 a.m. EDT. The call may be accessed by dialling 877.755.7422 (domestic) or 678.894.3067 (international) five minutes prior to start time and providing the passcode 86288697. A link to the live webcast may be accessed by visiting Verenium’s website at www.verenium.com. A replay of the call will be archived on Verenium’s websites for 30 days.

About Verenium

Verenium Corporation is a pioneer in the development and commercialization of high-performance enzymes for use in industrial processes. Verenium currently sells enzymes developed using its R&D capabilities to industrial customers globally for use in markets including biofuels, animal health and oil seed processing. Verenium has built a world-class R&D organization renowned for its capabilities in the rapid screening, identification, and bioengineering of novel enzymes that act as catalysts for biochemical reactions. The company harnesses the power of nature and uses its unique, patented technology to create products that transform industries by maximizing efficiency while improving environmental performance. For more information on Verenium, visit http://www.verenium.com.

About BP

BP is of one of the world’s largest energy companies, providing its customers with fuel for transportation, energy for heat and light, retail services and petrochemicals products for everyday items.

Since 2006, BP has announced investments of more than $1.5 billion in biofuels research, development and operations, and has announced investments in production facilities in Europe, Brazil and the US. This includes partnerships with other companies to develop the technologies, feedstocks and processes required to produce advanced biofuels, and $500 million over 10 years in the Energy Biosciences Institute (EBI), at which biotechnologists are investigating applications of biotechnology to energy.

Forward-Looking Statements for Verenium

Statements in this press release that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the closing of the sale of the Company’s biofuels business to BP, the Company’s post-closing lines of business, operations, capabilities, commercialization activities, corporate partnerships, target markets and future financial performance, results and objectives, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, the failure or inability of Verenium to satisfy all closing conditions related to the sale of its biofuels business, the inability of the parties to consummate the transaction for regulatory or other legal reasons, risks associated with Verenium’s strategic focus, risks associated with Verenium’s technologies and intellectual property, risks associated with Verenium’s ability to obtain additional capital to support its planned operations and financial obligations, risks associated with Verenium’s dependence on patents and proprietary rights, risks associated with Verenium’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the alternative fuels industry, Verenium’s dependence on, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using Verenium’s technologies and timing for launching any commercial products and projects, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2009 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Verenium:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com	Sarah Carmody Manager, Corporate Communications 617-674-5357 sarah.carmody@verenium.com

BP:

BP U.S. Press Office, Houston: 281-366-0265 BP Press Office, London: +44 (0)207 496 4076